     As filed with the Securities and Exchange Commission on June 23, 1995.

                                                       Registration No. 33-
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               VIVRA INCORPORATED
             (Exact name of registrant as specified in its charter)

          Delaware                                           94-3096645
- -------------------------------               ----------------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

    400 Primrose, Suite 200
    Burlingame, California                                     94010
- -------------------------------               ----------------------------------
     (Address of Principal                                  (Zip Code)
      Executive Offices)


              VIVRA INCORPORATED REVISED 1989 STOCK INCENTIVE PLAN
- --------------------------------------------------------------------------------
                           (Full title of the plan)


       LEANNE ZUMWALT                                      Copy to:
   Secretary and Treasurer                          JONATHAN M. OCKER, ESQ.
     VIVRA INCORPORATED                               NANCY M. VU, ESQ.
   400 Primrose, Suite 200                        Pillsbury Madison & Sutro
Burlingame, California 94010                         2700 Sand Hill Road
       (415) 348-8200                         Menlo Park, California  94025-7020
                                                         (415) 233-4500
- -------------------------------               ----------------------------------
 (Name, address and telephone                    (Counsel to the Registrant)
 number, including area code,
    of agent for service)

- ---------------------------------------------------------------------------------------------------------
Title of Securities To   Amount To Be    Proposed Maximum     Proposed Maximum    Amount of Registration
    Be Registered        Registered(1)   Offering Price Per   Aggregate Offering            Fee(3)
                                              Share               Price(2)
- ---------------------------------------------------------------------------------------------------------
Common Stock........        700,000           $30.75             $21,525,000               $7,422
- ---------------------------------------------------------------------------------------------------------

      (1) Consists of 700,000 shares that are being registered pursuant to the Vivra Incorporated Revised 1989 Stock Incentive Plan.
      (2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the New York Stock Exchange on June 21, 1995.
      (3)  The registration fee has been calculated pursuant to Rule 457(h).

                               ------------------

      The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

- --------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1994 (Commission File No. 1-10261).

          (2) The information with regard to the Registrant's capital stock contained in the Registration Statement on Form S-1 filed on April 19, 1990, Registration No. 33-34438, including any subsequent amendment or report filed for the purpose of updating such information.

          (3) All other reports filed by the Registrant since November 30, 1994 with the Commission pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Under Section 145 of the General Corporation Law of the State of Delaware, the state in which the Registrant is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

     The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Registrant is similarly insured, with respect to certain payments it might be required to make its directors or officers under the applicable statutes and its charter provisions.

     As permitted by sections 102 and 145 of the Delaware GCL, Article Eight of the Company's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant and its stockholders;
(b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

     The Company has entered into separate indemnification agreements with its directors and officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.


Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     See Index to Exhibits.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on June 19, 1995.

                                       VIVRA INCORPORATED


                                       By  /s/    LEANNE ZUMWALT
                                           ------------------------------------
                                                  Leanne Zumwalt
                                                   Director and
                                             Vice President, Finance



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leanne Zumwalt and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


          SIGNATURE                    TITLE                      DATE
          ---------                    -----                      ----

/s/   KENT J. THIRY               Director, President         June 19, 1995
- -----------------------------     and Chief Executive
      (Kent J. Thiry)             Officer (Principal
                                  Executive Officer)


/s/   LEANNE ZUMWALT              Director and Vice           June 19, 1995
- -----------------------------     President-Finance;
      (Leanne Zumwalt)            Treasurer and
                                  Secretary (Principal
                                  Accounting Officer
                                  and Principal
                                  Financial Officer)


/s/  DAVID G. CONNOR, M.D.        Director                    June 19, 1995
- -----------------------------
  (David G. Connor, M.D.)


/s/  RICHARD B. FONTAINE          Director                    June 19, 1995
- -----------------------------
    (Richard B. Fontaine)


/s/     JOHN M. NEHRA             Director                    June 19, 1995
- -----------------------------
      (John M. Nehra)


/s/   STEPHEN G. PAGLIUCA         Director                    June 19, 1995
- -----------------------------
    (Stephen G. Pagliuca)


*By /s/ LEANNE ZUMWALT                                        June 19, 1995
    -------------------------
     (Attorney-in-Fact)


                               INDEX TO EXHIBITS


  Exhibit                                                      Sequentially
  Number                    Exhibit                            Numbered Page
  -------                   -------                            -------------
   3.1         Certificate of Incorporation of the                    *
               Registrant.

   3.2         Bylaws of the Registrant.                              **

   5.1         Opinion regarding legality of securities               9
               to be offered.

  23.1         Consent of Ernst & Young LLP Independent               10
               Auditors.

  23.2         Consent of Pillsbury Madison & Sutro
               (included in Exhibit 5.1).

  24.1         Power of Attorney (see page 6).


- --------------------
* Incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-K, filed February 3, 1995.

**   Incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form
10-K, filed February 3, 1995.